Exhibit 10.5

FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT

FIRST AMENDMENT (this “Amendment”) dated as of November 12, 2025 (the “First Amendment Effective Date”), to that certain Reimbursement Agreement, dated as of November 14, 204 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Reimbursement Agreement” and the Original Reimbursement Agreement, as amended by this Amendment, the “Amended Reimbursement Agreement”), by and among, inter alios, Surf Air Mobility Inc., a Delaware corporation (the “Company”), the other Obligors party thereto from time to time and Park Lane Investments LLC, as procurer of certain credit support for the benefit of the Company (with its successors, the “Credit Provider”), by and among the Company, the Credit Provider and the other Obligors party hereto. Capitalized terms used but not defined herein are used as defined in the Amended Reimbursement Agreement.

RECITALS:

WHEREAS, the Company has requested, and the Credit Provider is willing to make, certain amendments to the provisions of the Original Reimbursement Agreement, as further set forth in the Amended Reimbursement Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Certain Amendments.

(a)
Upon the First Amendment Effective Date, the Original Reimbursement Agreement (excluding all schedules and exhibits, which shall remain in the form most recently delivered) is hereby amended to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), as set forth in the marked copy of the Amended Reimbursement Agreement attached as Annex I hereto.

(b)
Schedule 5.2(b) to the Original Reimbursement Agreement is hereby amended to incorporate the changes reflected in Annex II hereto such that immediately upon the occurrence of the First Amendment Effective Date Schedule 5.2(b) to the Amended Reimbursement Agreement shall read as set forth in Annex II hereto.

Section 2. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the First Amendment Effective Date when:

(a)
this Amendment shall have been executed and delivered by the Company, the other Obligors, and the Credit Provider;

(b)
a certificate relating to each Obligor, dated as of the First Amendment Effective Date, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of this Amendment, (B) identify by name and title and bear the signatures of the officers of such Obligor (or other authorized signatory) authorized to sign this Amendment, (C) contain appropriate attachments, including the Organizational Documents of each Obligor certified, if applicable, by the relevant authority of the jurisdiction of organization of such Obligor, and (D) attach a good standing certificate (to the extent such concept exists) for each Obligor from its jurisdiction of organization;

(c)
a written opinion (addressed to the Credit Provider and dated as of the First Amendment Effective Date) of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Obligors as to such matters with respect to this Amendment and the Reimbursement Documents and in form and substance reasonably satisfactory to the Credit Provider. The Borrower hereby requests such counsel to deliver such opinion;

(d)
to the extent invoiced prior to the First Amendment Effective Date, all reasonable, documented out-of-pocket expenses and all invoiced fees and expenses of counsel to the Credit Provider shall have been paid or reimbursed, on or prior to the First Amendment Effective Date; and

(e)
each of the representations and warranties made by the Company and each of the other Obligors contained in Article III of the Amended Reimbursement Agreement and in each other Reimbursement Document shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or by a reference to a Material Adverse Effect in the text thereof; provided further that all references in the representations set forth in Article III of the Original Reimbursement Agreement to “Reimbursement Documents” shall be deemed to be references to this Amendment and the other Reimbursement Documents (including the Original Reimbursement Agreement) as amended by this Amendment.

Section 3. Representations and Warranties. By its execution of this Amendment, each Obligor hereby represents and warrants that:

(a)
this Amendment has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or by general equitable principles relating to enforceability;

(b)
the execution, delivery and performance of this Amendment and the other documents executed in connection herewith (i) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action of such Obligor and (ii) will not (x) violate any provision of (1) any requirement of law which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) the certificate or articles of incorporation, bylaws or other constitutive documents of such Obligor, (y) conflict with or result in any breach or contravention of any document evidencing any contractual obligation to which such Obligor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Obligor or its property is subject which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (z) result in the creation of any Lien;

(c)
each of the representations and warranties made by such Obligor contained in Article III of the Amended Reimbursement Agreement and each other Reimbursement Document to which such Obligor is party are true and correct in all material respects on and as of the First

2

Amendment Effective Date with the same effect as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or by a reference to a Material Adverse Effect in the text thereof; provided further that all references in the representations set forth in Article III of the Original Reimbursement Agreement to “Reimbursement Documents” shall be deemed to be references to this Amendment and the other Reimbursement Documents (including the Original Reimbursement Agreement) as amended by this Amendment; and

(d)
no Default or Event of Default has occurred and is continuing.

Section 4. Certain Acknowledgements.

(a)
Each Obligor hereby expressly acknowledges and consents to the terms of this Amendment and reaffirms, as of the date hereof, the covenants and agreements contained in each Reimbursement Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby.

(b)
After giving effect to this Amendment, neither the modification of the Original Reimbursement Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(i)
impairs the validity, effectiveness or priority of the Liens granted pursuant to any Reimbursement Document; it being understood that such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii)
requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(c)
Each Obligor hereby (i) acknowledges and agrees that the Security Agreement and each of the other Reimbursement Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment and (ii) acknowledges and agrees that it will continue to guarantee, to the fullest extent possible in accordance with the Reimbursement Documents, the payment and performance of all Obligations under each of the Reimbursement Documents to which it is a party (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment).
(d)
Each Obligor hereby (i) confirms that the Security Agreement and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Security Agreement, the payment and performance of the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment), including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Obligor now or hereafter existing, in each case pursuant to the terms of the Security Agreement and (ii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Security Agreement.

3

Section 5. Amendment, Modifications and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 7.1 of the Original Reimbursement Agreement.

Section 6. Miscellaneous.

(a)
Entire Agreement. This Amendment, the Amended Reimbursement Agreement and the other Reimbursement Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Amended Reimbursement Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Reimbursement Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Reimbursement Document to the Amended Reimbursement Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended Reimbursement Agreement as amended hereby and that this Amendment is a Reimbursement Document.
(b)
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

(c)
Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)
Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute a single contract. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic

4

Transactions Act. The provisions of Section 7.7 of the Original Reimbursement Agreement are hereby incorporated by reference.

(e)
Ratification. This Amendment is limited to the matters specified herein and shall not constitute acceptance or waiver, or, to the extent not expressly set forth herein, an amendment or modification, of any other provision of the Original Reimbursement Agreement or any other Reimbursement Document. Nothing herein contained is intended to constitute a substitution or novation of the obligations outstanding under the Original Reimbursement Agreement or any other Reimbursement Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith, and each of the parties hereto acknowledges and agrees that the terms of this Amendment constitute an amendment of the terms of pre-existing indebtedness and the related agreement, as evidenced by the Amended Reimbursement Agreement.

[Signature pages to follow]

5

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

COMPANY:

SURF AIR MOBILITY INC.

By: Name:

Title:

OTHER OBLIGORS:

[ ]

By: Name:

Title:

PARK LANE INVESTMENTS LLC,

as the Credit Provider

By: ____________________________

Name:

Title:

ANNEX I

Amended Reimbursement Agreement

[See attached.]

Execution Version Conformed for First Amendment, dated November 12, 2025

REIMBURSEMENT AGREEMENT

dated as of November 14, 2024 between

SURF AIR MOBILITY INC.,

as the Company,

the other Obligors party hereto, and

PARK LANE INVESTMENTS LLC,

as the Credit Provider

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

Section 1.1 Definitions 1

Section 1.2 Terms Generally 5

ARTICLE II LETTERS OF CREDIT 6

Section 2.1 Letters of Credit 6

Section 2.2 Reimbursement and Indemnity 6

Section 2.3 Fees, Costs and Expenses 7

Section 2.4 Cash Deposit 7

Section 2.5 Payments and Computations 7

ARTICLE III REPRESENTATIONS AND WARRANTIES 8

Section 3.1 Representations and Warranties of the Company 8

ARTICLE IV GUARANTY 9

Section 4.1 Guaranty 9

Section 4.2 Guaranty Absolute 9

Section 4.3 Reinstatement 10

Section 4.4 Acceleration 10

Section 4.5 Reorganization 10

ARTICLE V COVENANTS 10

Section 5.1 Affirmative Covenants of the Company 10

Section 5.2 Negative Covenants of the Company 13

ARTICLE VI EVENTS OF DEFAULT; CASH DOMINION 15

Section 6.1 Events of Default 15

ARTICLE VII MISCELLANEOUS 16

Section 7.1 Amendments and Waivers 16

Section 7.2 Notices 16

Section 7.3 Set-off 17

Section 7.4 Successors and Assigns 17

Section 7.5 Costs, Expenses and Taxes 17

Section 7.6 Governing Law 18

Section 7.7 Counterparts; Effectiveness 18

SECTION 7.8 WAIVER OF JURY TRIAL 18

Section 7.9 Subordination 18

Section 7.10 Confidentiality 18

REIMBURSEMENT AGREEMENT, dated as of November 14, 2024 (the “Agreement”) by and among Surf Air Mobility Inc., a Delaware corporation (the “Company”), the Subsidiaries of the Company listed on Schedule I hereto, (collectively, together with the Company and any Additional Guarantors, the “Obligors”) and Park Lane Investments LLC, as procurer of certain credit support for the benefit of the Company (with its successors, the “Credit Provider”). The Obligors and the Credit Provider are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below.

“Account Control Agreement” shall mean a deposit account control agreement or securities account control agreement, as applicable, in form and substance satisfactory to the Credit Provider in its sole discretion executed by the applicable Obligor and the depositary or other financial institution maintaining a deposit account or securities account (in each case, other than an Excluded Account) for an Obligor, ~~in favor of the Credit Provider~~ and meeting the requirements set forth in Section 5.1(o).

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” has the meaning provided for in the Preamble.

“Aircraft Related Assets” means aircraft, aircraft components, engines and related equipment and other assets.

“Aircraft Related Financing” means purchase money Debt or Debt consisting of finance leases the proceeds of which are used to finance the acquisition of Aircraft Related Assets.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law to close.

“Cash Dominion Period” shall mean the period commencing upon the occurrence of a Liquidity Shortfall or an Event of Default, and ending when the aggregate amount of the Obligors’ unrestricted cash has exceeded $20,000,000 for 20 consecutive Business Days, and no Event of Default continues to exist.

“Change of Control” means any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) the Credit Provider or any Affiliate thereof, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company, representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities in a single transaction or a series of related transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” means, collectively, all of the real, personal and mixed property in which liens are purported to be granted pursuant to the Reimbursement Documents as security for the Obligations.

“Company” has the meaning provided in the Preamble.

“Comvest Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, among the Company, CCP Agency, LLC, as agent, and the lenders parties thereto, as the same may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Confidential Information” means information that any Obligor furnishes to the Credit Provider pursuant to any Reimbursement Document concerning the Obligors and their business, operations, assets and existing and contemplated business plans, but does not include any such information once such information has become, or if such information is, generally available to the public other than through a breach of the confidentiality provisions of this Agreement or other applicable confidentiality provisions.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services,

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases or finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of hedging arrangements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Default” means any event, occurrence or condition which is, or upon notice, lapse of time, or both, would constitute an Event of Default.

“Designated Facilities” means, collectively, (1) ~~that certain Credit Agreement, dated as of  even date herewith, among the Company, CCP Agency, LLC, as administrative agent and the lenders  parties thereto from time to time,~~the High Trail Senior Note, (2) this Agreement, (3) that certain Secured Promissory Note, dated as of even date herewith, among the Company, the other Obligors, and LamVen LLC as lender, and (4) that certain Convertible Note Purchase Agreement, dated as of June 21, 2023 and amended as of even date herewith, among the Company, the other Obligors, and Partners For Growth V,

L.P. as lender., in each case as amended, modified, or replaced from time to time. For the avoidance of doubt, the Secured Promissory Note identified in clause (3) has been modified and assigned on and prior to the First Amendment Effective Date, and as of the First Amendment Effective Date comprises (x) that certain Secured Promissory Note, dated as of even date herewith (and thereafter modified), among the

Company, the other Obligors, and LamVen LLC as lender, and (y) that certain Secured Promissory Note, dated as of even date herewith (and thereafter modified and assigned), among the Company, the other Obligors, and HT Investments MA LLC as lender.

“Dollars” or “$” or “USD” means the lawful money of the United States.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means each of the events specified in Section 6.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Account” shall mean (i) any deposit account or securities account of any Obligor exclusively used for all or any of the following purposes: payroll, employee wages and benefits, withholding taxes or compliance with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, and (ii) deposit accounts of any Obligor with an average daily balance of unrestricted cash or cash equivalents in any month which does not exceed more than $10,000 at any time for any single account or $100,000 for all such accounts in the aggregate.

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Company to the extent that such Subsidiary is prohibited from providing a guarantee in respect of the Guaranteed Obligations by restrictions in (i) applicable law, rule or regulation or which would require governmental authorization, unless such governmental authorization has been received or (ii) applicable Organizational Documents of such Subsidiary, or contractual obligations binding on such Subsidiaries, in each case as in effect on the date hereof and not entered into in contemplation of this Agreement.

“Financial Officer” of any Person means the chief executive officer, president, chief financial officer, any vice president, controller, assistant controller, treasurer or any assistant treasurer of such Person.

“First Amendment” means that certain First Amendment to Reimbursement Agreement, dated as of November 12, 2025, by and among the Company, the Obligors and Park Lane Investments LLC.

“First Amendment Effective Date” means November 12, 2025.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.

“GEM Equity Purchase Facility” means the Second Amended and Restated Share Purchase Agreement, dated as of February 8, 2023, by and among the purchasers and the Obligors party thereto.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“High Trail Senior Note” means that certain Senior Secured Convertible Note due 2028, dated as of the First Amendment Effective Date, made by the Company in favor of High Trail Special Situations LLC, as the same may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any returns in respect of such Investment (not to exceed the original amount invested).

“International Trade Laws” means all applicable (a) export controls, import controls and customs, antiboycott, and economic or financial sanctions laws and regulations of the United States, including, but not limited to, sanctions laws administered and enforced by the Office of Foreign Assets Control; the United States Export Administration Act of 1979, as amended, the Export Control Reform Act of 2018, and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations; the anti-boycott regulations, guidelines, and reporting requirements under the Export Administration Regulations and Section 999 of the Code; U.S. customs laws enforced by U.S. Customs and Border Protection; and other potentially applicable regulations administered by the U.S. Department of Energy, U.S. Department of Commerce, and U.S. Nuclear Regulatory Commission; and (b) and any similar Laws in any other jurisdiction in which the Company or any of its Subsidiaries, or their respective agents and representatives when acting on behalf of the Company or any of its Subsidiaries, conduct business.

“LC Disbursement” means a payment or disbursement made by the Credit Provider with respect to a Letter of Credit under any agreement between the Credit Provider (or its Affiliates) and the LC Issuer of any Letter of Credit.

“LC Issuer” means the issuer of any Letter of Credit, or any Affiliate thereof.

“Letter of Credit” means any letter of credit, procured or arranged by the Credit Provider, for which the beneficiary is (i) ~~a~~the holder (at the time such letter of credit is procured, arranged or issued) of Debt of the Company or any Subsidiary thereof under the ~~Comvest Credit Agreement~~Senior Facilities, or (ii) an Affiliate of any such holder described in the foregoing clause (i); including, without limitation, that certain Irrevocable Standby Documentary Credit No. SDCMTN585910 issued by HSBC BANK USA, N.A. in favor of CCP AGENCY, LLC, as the same may be renewed ~~or~~, extended, assigned and/or amended from time to time. (including without limitation the amendments and assignment dated on or around the First Amendment Effective Date, pursuant to which, among other things, such letter of credit is being assigned to High Trail Special Situations LLC as beneficiary).

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower or of the Obligors, taken as a whole, or (b) the ability of the Borrower or of the Obligors, taken as a whole, to perform its obligations under any Reimbursement Document to which it is a party.

“Material Debt” means any Debt with an aggregate principal amount in excess of

$500,000, which in any event shall exclude any Aircraft Related Financing.

“Obligations” means all obligations (including the Reimbursement Obligations), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, charges, costs, expenses (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description incurred and outstanding by the Company, the other Obligors or any of its or their subsidiaries to the Credit Provider pursuant to or evidenced by the Reimbursement Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Company or any Obligor is required to pay or reimburse by the Reimbursement Documents, by law, or otherwise. Any reference in this Agreement or in the other Reimbursement Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Obligor” has the meaning provided for in the Preamble.

“Organizational Documents” means articles of incorporation and bylaws or other governing documents of any Person (and any amendments to the same).

“Parties” has the meaning provided in the Preamble. “Permitted Liens” means the following:

(i)
Liens for taxes not yet payable;

(ii)
Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

(iii)
Liens of carriers, warehouseman, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in an aggregate amount not to exceed $100,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(iv)
Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(v)
Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

(vi)
Liens on Aircraft Related Assets securing Aircraft Related Financings incurred in the ordinary course of business; and

(vii)
Liens securing the ~~obligations enumerated in items 1 through 3 of  Schedule 5.2(b)~~Designated Facilities and subject to the Subordination Agreement.

“Person” means any natural person or any corporation, limited liability company, business trust, joint venture, joint stock company, trust, association, company, partnership, Governmental Authority or other entity.

“Preamble” means the introductory paragraph of this Agreement.

“Reimbursement Documents” means this Agreement, the Security Agreement, the Account Control Agreements and any other agreement, instrument, certificate or document entered into by the Company or any Subsidiary thereof in connection with the foregoing.

“Reimbursement Obligations” means the Company’s obligations under Section 2.2 to reimburse LC Disbursements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, co-agents, sub-agents, consultants, attorneys, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Requirements of Law” means, as to any person, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s or any such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).

“Sanctioned Jurisdiction” means a country or territory that is, or since April 24, 2019, has been, the subject or target of comprehensive U.S. sanctions (as of the date of this Agreement, Cuba; Iran; North Korea; Syria; and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under International Trade Laws, including: (a) any Person identified on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, and Foreign Sanctions Evaders List maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control; the Denied Persons, Unverified, or Entity Lists, maintained by the U.S. Department of Commerce’s Bureau of Industry and Security; the Debarred List or non-proliferation sanctions lists maintained by the U.S. State Department’s Directorate of Defense Trade Controls; the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, maintained by the European Union; the Consolidated List of Assets Freeze Targets, maintained by His Majesty’s Treasury (U.K.); the United Nations Security Council Consolidated List, maintained by the UN Security Council Committee; or any other similar list maintained by any other Governmental Authority having jurisdiction over the Agreement; and (b) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a) so as to subject the Person to sanctions; or (c) any Person that is organized, resident, or located in a Sanctioned Jurisdiction.

“Security Agreement” means that certain Security Agreement, dated as of November 14, 2024, by and among, the Company, the other grantors party thereto from time to time, Park Lane Investments LLC, as secured party and Park Lane Investments LLC, as collateral agent, as amended and restated on the First Amendment Effective Date and as further amended, restated, amended and restated, modified or supplemented from time to time.

“Senior Facilities” means, collectively, the Comvest Credit Agreement and the High Trail

Senior Note.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of November 14, 2024, by and among, CCP Agency, LLC, in its capacity as Tier 1 Agent (as defined therein), Park Lane Investments LLC, in its capacity as Tier 2 Agent (as defined therein), LamVen LLC, in its capacity as Tier 3 Agent (as defined therein), LamVen LLC, in its capacity as Tier 4 Agent (as defined therein) and Partners For Growth V, L.P, as amended and restated on the First Amendment Effective Date (joining High Trail Special Situations LLC as party thereto) and as further amended, restated, amended and restated, modified or supplemented from time to time.

“Subsidiary” means, with respect to any person, any corporation or other entity of which more than 50% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (ii) other equity interest comparable to that described in the preceding clause (i) is at the time directly or indirectly owned by such person, by such person and one or more other Subsidiaries, or by one or more other Subsidiaries.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE II

LETTERS OF CREDIT

Section 2.1 Letters of Credit

(a)
General. In reliance on the terms and conditions set forth herein, the Credit Provider may (but is not obligated hereunder to) procure the issuance of one or more Letters of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit is at the Company’s request and that the Credit Provider would not procure the issuance of such Letters of Credit if the Company, and its Subsidiaries party hereto, were not to enter into this Agreement.

(b)
Legal Opinion. As a condition to the Credit Provider procuring one or more of the Letters of Credit hereunder, the Credit Provider shall have received, on or prior to the date hereof, the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Obligors, and on or prior to the First Amendment Effective Date, the favorable written opinions of Cleary Gottlieb Steen & Hamilton

LLP, counsel for the Obligors, in each case with respect to the Reimbursement Documents and the transactions contemplated thereby, and Company has requested that such ~~opinion~~opinions be rendered.

Section 2.2 Reimbursement and Indemnity.

(a)
If the Credit Provider shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse the Credit Provider in full not later than 3:00 p.m. (New York time) on the first (1st) Business Day immediately following receipt of written notice of such LC Disbursement.

(b)
If the Credit Provider shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date it is notified in writing that such LC Disbursement is made, the unpaid principal amount of such LC Disbursement shall bear interest and be payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Company reimburses such LC Disbursement in full, at a rate per annum on the unpaid principal amount equal to fifteen percent (15%) per annum (the “Compensation Rate”; provided, that upon the occurrence and during the continuation of any Event of Default, the Compensation Rate shall increase by an additional four percent (4%) per annum).

(c)
The Reimbursement Obligations of the Company shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of, or any amendment, waiver or modification to, any Letter of Credit or this Agreement, or any agreement pursuant to which an LC Disbursement is made, or any term or provision therein; (ii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.2, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Company hereunder; (iii) the fact that a Default shall have occurred and be continuing; or (iv) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Company or any of its Subsidiaries.

(d)
The Company agrees to protect, indemnify and hold harmless the Credit Provider and its Affiliates, and the officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors (each, an “Indemnitee”) from and against all claims, actions, suits and other proceedings, and all actual loss, damages and reasonable and documented out of pocket costs (including fees and expenses of counsel) which the Credit Provider or any such Indemnitee may suffer or incur by reason of the procurement or issuance of any Letter of Credit, the use of any Letter of Credit or the proceeds thereof, or any act or omission in respect of any Letter of Credit, except to the extent resulting from the bad faith, gross negligence or willful misconduct of the applicable Indemnitee.

Section 2.3 Fees, Costs and Expenses. The Company agrees to pay to the Credit Provider the following fees and charges:

(a)
A Letter of Credit charge equal to 1.00% per annum on the aggregate face amount of all outstanding Letters of Credit, payable monthly in arrears on the last Business Day of each month.

(b)
Reimbursement of all other reasonable out-of-pocket charges, costs, fees and other amounts payable by the Credit Provider (it being agreed that all charges, costs and fees required by or payable to the issuer of any Letter of Credit shall be deemed reasonable) in connection with or as the consideration for (i) obtaining ~~or~~, procuring, extending, assigning or amending the Letters of Credit, and (ii) obtaining credit support from third-parties for the Letters of Credit or otherwise mitigating the Credit Provider’s credit exposure in respect thereof, including by way of example and without limitation default or other insurance policies, in each case promptly upon Credit Provider’s demand for payment thereof.

Section 2.4 Cash Deposit.

(a)
Concurrently with any sale or issuance by the Company of shares of common stock, or any preferred class of stock or any other equity interests, of the Company (excluding any sale of shares through the GEM Equity Purchase Facility or similar share purchase arrangement), the Company shall remit to the Credit Provider an amount in cash equal to 15% of the total net cash proceeds of such sale (any such amount, a “Cash Deposit Amount”), to be held by the Credit Provider in trust and applied in accordance with the terms of this Agreement.

(b)
If any Event of Default occurs and is continuing, the Credit Provider may, without presentment, demand or other notice, all of which are hereby waived by the Company and each Obligor, at any time and from time to time apply any Cash Deposit Amounts held by it, in whole or in part, against any then outstanding Obligations.

(c)
Upon the latest to occur of the full payment and performance of all Obligations hereunder (other than contingent indemnity obligations), the expiry or termination of all Letters of Credit, and the payment of all amounts payable hereunder, the Credit Provider shall remit to or at the direction of the Company any remaining Cash Deposit Amounts that have not been applied as set forth in clause (b) above.

Section 2.5 Payments and Computations.

(a)
The Company shall make or cause to be made each payment hereunder in lawful money of the United States of America by wire transfer of immediately available funds to the Credit Provider at HSBC Private Bank, ABA: 021001088, Acct Name: Park Lane Investments LLC, Acct # 153049642, Ref.: MRMDUS33, or at such other address as the Credit Provider may designate from time to time pursuant to a written notice delivered to the Company.

(b)
Any payments of fees, commission or other amount (other than interest on any Reimbursement Obligation) not paid when due hereunder shall bear interest, payable on demand, for each day until payment in full at a rate per annum equal to the Compensation Rate. All computations of interest and fees shall be made on the basis of a year of 360 days, for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary set forth herein, interest shall in no event accrue hereunder at a rate in excess of the maximum rate permitted under applicable law.

(c)
All payments under this Agreement by the Company will be payable to the Credit Provider free and clear of any and all present and future United States Federal, state and local taxes, levies, imposts, duties, deductions, withholdings (including backup withholding, fees, liabilities, assessments, and similar charges including any interest, additions to tax or penalties applicable thereto other than those imposed on the overall net income of the Credit Provider that are imposed as a result of the Credit Provider being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) (“Taxes”). Credit Provider (or its successors and assigns, as applicable) shall deliver to the Company a properly completed and duly executed IRS Form W-9 as soon as reasonably practicable after the date hereof. If any Taxes are required by applicable law to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement will be increased to the amount which, after such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this subsection (c)), will yield to the Credit Provider the amount stated to be payable under this Agreement had no such deduction or withholding been made. The Company will timely pay to the relevant governmental agency or taxing authority in accordance with applicable law and promptly provide to the Credit Provider tax receipts evidencing the payment of such Taxes. If any of the Taxes specified in this subsection (c) (including Taxes imposed or asserted on or attributable to amounts payable under this subsection (c)) are paid by the Credit Provider, the Company will, upon demand of the Credit Provider, indemnify the Credit Provider for such payments, together with any interest and penalties which may be imposed by the Governmental Authority and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This subsection shall not be construed to require the Credit Provider to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other person. Each party’s obligations under this subsection shall survive the assignment of rights by, or the replacement of, the Credit Provider, the termination, the expiration or cancellation of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement, the Security Agreement or any other Reimbursement Document.

ARTICLE III REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company, and each of the other Obligors party hereto, represents and warrants to the Credit Provider, as of the date hereof and as of the First Amendment Effective Date, as follows:

(a)
Such Obligor is duly formed in accordance with its Organizational Documents, validly existing and in good standing under the laws of its state of formation (other than as set forth in Section 5.1(q), is duly licensed or authorized under the laws of its state of formation and has the corporate power and authority to carry on its business as contemplated in the Organizational Documents.

(b)
The execution, delivery and performance by such Obligor of the Reimbursement Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Obligor’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Obligor's charter or by-laws or (ii) law or any contractual restriction binding on or affecting such Obligor.

(c)
No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Obligor of any Reimbursement Document to which it is a party.

(d)
This Agreement and the Security Agreement have been duly executed and delivered by such Obligor. This Agreement and the Security Agreement are the legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(e)
The Security Agreement is effective to create in favor of Credit Provider a legal, valid and enforceable security interest in the Collateral identified therein, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and, when UCC financing statements (or other appropriate notices) in appropriate form are duly filed at the location identified under each Obligor’s signature hereto, the Security Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of such Obligor thereunder in such Collateral (to the extent such Liens may be perfected by the filing of a financing statement or other appropriate notice), in each case prior and superior in right to any other Lien securing Debt for borrowed money (other than the Liens securing the obligations under the ~~Comvest Credit  Agreement~~High Trail Senior Note).

(f)
The Company and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g)
The Company and its Subsidiaries have been since April 24, 2019 and continue to be in compliance with International Trade Laws and have not taken any action that violates, evades or avoids, or attempts to violate International Trade Laws. Neither the Company nor its Subsidiaries, nor any of their respective directors, executives, or employees, or, to the knowledge of the Company, any representative or agent acting on behalf of the Company or its Subsidiaries, since April 24, 2019: (i) is or has been a Sanctioned Person or has acted, directly or indirectly, on behalf of a Sanctioned Person; (ii) unlawfully conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, or (iii) unlawfully dealt in, or otherwise engaged in, any transaction relating to, any property or interests in property of any Sanctioned Person.

ARTICLE IV

GUARANTY

Section 4.1 Guaranty. Each Obligor hereby jointly and severally with the other Obligors guarantees (this “Guaranty”), as a primary obligor and not as a surety to Credit Provider and its permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other debtor relief laws) on, or other amount owing under, this Agreement or any other Reimbursement Document from time to time owing to Credit Provider by any Obligor, in each case strictly in accordance with the terms hereof and thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”). The Obligors hereby jointly and severally agree that if the Company or the other Obligor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Obligors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The guarantee in this Article IV is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 4.2 Guaranty Absolute. The obligations of the Obligors under Article IV shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Company under this Agreement, or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Obligor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Obligors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: (i) at any time or from time to time, without notice to the Obligors, to the extent permitted by law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (ii) any of the acts mentioned in any of the provisions of this Agreement, or any other agreement or instrument referred to herein, shall be done or omitted; (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or (iv) the release of any other Obligor.

The Obligors hereby expressly waive (to the fullest extent permitted by law) diligence, presentment, demand of payment, protest and, to the extent permitted by law, all notices whatsoever, and any requirement that Credit Provider exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein, or against any other person under any other guarantee of any of the Guaranteed Obligations. The Obligors waive, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Credit Provider upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Company and Credit Provider shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Credit Provider, and the obligations and liabilities of the Obligors hereunder shall not be conditioned or contingent upon the pursuit by Credit Provider or any other person at any time of any right or remedy against the Company or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Obligors and the successors and assigns thereof, and shall inure to the benefit of Credit Provider and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 4.3 Reinstatement. The obligations of the Obligors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or other Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each Obligor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Article IV, whether by subrogation, contribution or otherwise, against the Company or any other Obligor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 4.4 Acceleration. The Obligors jointly and severally agree that, as between the Obligors and Credit Provider, the obligations of the Obligors under this Agreement may be declared to be forthwith due and payable (or become automatically due and payable) as provided therein for purposes of Article IV, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Obligors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Obligors for purposes of Article IV.

Section 4.5 Reorganization. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Obligor under Article IV would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Article IV, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Obligor or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE V

COVENANTS

Section 5.1 Affirmative Covenants of the Company. The Company covenants and agrees that, until the latest to occur of the full payment and performance of all Obligations hereunder (other than contingent indemnity obligations), the expiry or termination of all Letters of Credit, and the payment of all amounts payable hereunder, unless otherwise consented to in writing (which may be in email form) by the Credit Provider, it will, and will cause each other Obligor to:

(a)
Compliance with Laws, Etc. Comply with all applicable laws, rules, regulations and orders in all material respects.

(b)
Payment of Taxes, Etc. Pay and discharge before the same shall become due or payable, all material taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that the applicable Obligor shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate reserves are being maintained, unless and until any Lien resulting there from attaches to its property and becomes enforceable against its other creditors.

(c)
Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties (including customary self-insurance) in the same general areas in which the applicable Obligor operates.

(d)
Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the applicable Obligor shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the applicable Obligor and that the loss thereof is not disadvantageous in any material respect to the applicable Obligor or the ability of the Company or the applicable Obligor to meet its obligations hereunder.

(e)
Visitation Rights. At any reasonable time and from time to time, permit the Credit Provider or any its agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the applicable Obligor, and to discuss the affairs, finances and accounts of the applicable Obligor with any of its officers or directors and with its independent certified public accountant.

(f)
Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the applicable Obligor in accordance with generally accepted accounting principles in effect from time to time.

(g)
Maintenance of Properties, Etc. Subject to clause (d) above, maintain and preserve all of its properties that are used or useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted.

(h)
Additional Guarantors. Ensure that each Subsidiary of the Company (i) existing on the date hereof and that is not an Excluded Subsidiary on the date hereof, within 10 days of the date hereof, (ii) acquired or formed after the date hereof or ceasing to be an Excluded Subsidiary after the date hereof, within 10 days of such acquisition or formation or such ceasing to be an Excluded Subsidiary, or

(iii) guaranteeing any debt obligations of the Company having an aggregate principal amount in excess of

$500,000 (for the avoidance of doubt, whether or not such subsidiary is an Excluded Subsidiary), no later than the date such guarantee of such debt obligation becomes effective (or, if later, no later than the date hereof), in each case, shall become party hereto as an Obligor by a joinder agreement in form and substance satisfactory to the Credit Provider (such subsidiaries becoming parties hereto, together with the Initial Additional Guarantors, collectively the “Additional Guarantors”), and shall be bound by the provisions hereof applicable to the Obligors (including, without limitation, Article IV). An Additional Guarantor that subsequently becomes an Excluded Subsidiary shall not thereby be released from its obligations hereunder.

(i)
Reporting Requirements. Furnish to the Credit Provider:

(i)
concurrently with the furnishing, pursuant to or in connection with any Material Debt of the Company or its Subsidiaries, of any financial statements, reports or other written information about the Company and its Subsidiaries to the holders of any such Debt (or to any representative thereof), a copy of each such statement, report or other written information, in each case other than such statement, report or other written information of a type that the Credit Provider has notified the Company in writing that it does not wish to receive;

(ii)
as soon as possible and in any event within three Business Days after any Obligor provides to, or receives from, the holders of any Material Debt of any Obligor (other than this Agreement) or Debt that is secured by any portion of the Collateral, any notice relating to such Debt, a copy of each such notice, in each case other than such type of notice, or notices with respect to such items or types of Debt, that the Credit Provider has notified the Company in writing that it does not wish to receive;

(iii)
(x) as soon as possible and in any event within three Business Days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;, and (y) as soon as possible and in any event within one Business Day after the occurrence of any “Event of Default” under and as defined in the High Trail Senior Note, or any event or circumstance that is (or, after notice, passage of time or both, would be) likely to result in any “Event of Default” under and as defined in the High Trail Senior Note, a statement of a Financial Officer of the Company setting forth details of such event and the action that the Company has taken and proposes to take with respect thereto;

(i)
as soon as possible and in any event within three Business Days of receipt thereof, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee thereof) of any Obligor by independent accountants in connection with the accounts or books of any Obligor, or any audit of any of them;

(ii)
(A) on November 15, 2024 and every eight weeks thereafter (on the last Business Day of the applicable week), (1) rolling eight (8) week projections (the “8-Week Cash Flow Forecast”) which shall depict, on a weekly basis, projected cash revenues, receipts, expenses (including broken-out compensation expenses), professional fees and disbursements, net cash flows and other items as may be requested by the Credit Provider, for the period from the first Business Day of the next week commencing immediately following delivery of such projections through the end of such eight (8) week period, which 8-Week Cash Flow Forecast shall demonstrate (as determined by the Credit Provider in its good faith judgment) the Company’s and its Subsidiaries’ capacity to make in accordance with their terms all payments required under the Company’s and its Subsidiaries’ outstanding Debts and coming due during such 8-week period while maintaining adequate liquidity for ongoing operations, (2) a comparison of the actual metrics for such line items during the preceding week to the corresponding line items in the previously delivered 8-Week Cash Flow Forecast that included projections for such preceding week, showing variances for each line item, and (B) on November 15, 2024 and every week thereafter (on the last Business Day of the applicable week), (1) a liquidity report for each Obligor showing such Obligor’s cash as of the first Business Day of such week, and (2) a cash burn report for each Obligor, in form reasonably acceptable to Credit Provider, showing such Obligor’s cash usage during the preceding week; it being understood that that each 8-Week Cash Flow Forecast is based upon assumptions that are believed in good faith by the Company to be reasonable at the time delivered, is subject to uncertainties and contingencies which are beyond the Company’s control, and may differ materially from actual results;

(iii)
as soon as possible and in any event within one Business Day after any day on which the aggregate amount of the Obligors’ liquidity (calculated as unrestricted ~~cash~~, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States and subject to a Control Agreement, in a form approved by the Collateral Agent in its sole discretion, entered into in favor of the Collateral Agent, with all capitalized defined terms in this parenthetical used as defined in the High Trail Senior Note) is less than $15,000,000 (such occurrence, a “Liquidity Shortfall”), written notice of the occurrence and amount of such Liquidity Shortfall and the reasons therefor; and
(iv)
such other information respecting the Company and its Subsidiaries as the Credit Provider may from time to time reasonably request.

(e)
Management Calls. At any reasonable time and from time to time, but no more frequently than monthly, make available senior management (including the Chief Financial Officer) of the Company for a call with the Credit Provider to discuss any 8-Week Cash Flow Forecast(s), and variances therefrom of actual performance, and the affairs, finances and accounts of the Obligors.

(f)
Liquidity Shortfall. If a Liquidity Shortfall occurs, (i) promptly make available senior management of the Company for a call with the Credit Provider to discuss such Liquidity Shortfall and the Company’s plan in respect thereof, and (ii) if requested by the Credit Provider, retain a consultant or financial advisor, at the Company’s sole expense and on terms satisfactory to the Credit Provider in its sole discretion, to assist with liquidity-enhancing transactions including without limitation equity issuances and strategic sales, and/or to advise on and assist with preparations for a bankruptcy filing.

(g)
~~Comvest Credit Agreement~~High Trail Senior Note. (i) Comply strictly with the terms of the ~~Comvest Credit Agreement~~High Trail Senior Note, (ii) make all required cash payments of interest and administrative agent fees under the ~~Comvest Credit Agreement (other than to the extent  being made with proceeds of the Delayed Draw Term Loan under and as defined in the Comvest Credit  Agreement)~~High Trail Senior Note no later than five Business Days prior to the date due, and notify the Credit Provider concurrently with the making of each such cash payment, and (iii) not use any proceeds of the ~~Comvest Credit Agreement~~High Trail Senior Note, directly or indirectly, to satisfy (x) any debt obligations (other than as expressly permitted thereunder) or (y) any other obligations (other than ordinary course working capital obligations), in each case, existing prior to the date hereof or, in the case of the High Trail Senior Note, existing prior to the First Amendment Effective Date.

(h)
Further Assurances. Execute and deliver such further documents and do such other acts and things as the Credit Provider may reasonably request in writing in order to effect fully the purposes of this Agreement and the other Reimbursement Documents and to provide for payment of the Obligations, in accordance with the terms of this Agreement. In furtherance and not in limitation of the foregoing, each Obligor shall take such actions as the Credit Provider may reasonably request from time to time to ensure that the Obligations are guaranteed by the Obligors and are secured by the Collateral. Each Obligor hereby agrees (i) that the Credit Provider may from time to time order such additional Uniform Commercial Code, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports as the Credit Provider deems reasonably necessary or advisable in order to verify and maintain the priority and perfection of its security interest in the Collateral and (ii) to reasonably cooperate in connection therewith.

(i)
Board Observer. Allow one person designated by the Credit Provider to attend all meetings of the board of directors of the Company and any committees thereof, in person or telephonically, as a non-voting observer (a “Non-Voting Observer”). The Credit Provider may from time to time change the Non-Voting Observer. The Non-Voting Observer shall be given copies of all materials distributed to the members of the board of directors (or such committee thereof) of the Company in connection with such meetings and shall be entitled to participate in discussions and consult with such board of directors, without voting. Notwithstanding the foregoing, the Company shall have the right to exclude the Non-Voting Observer from all or portions of any meeting of the board of directors of the Company and any committees thereof, or redact from, or withhold from providing the Non-Voting Observer with, certain information or materials in order to (i) preserve attorney-client, work product or similar privilege, or (ii) allow the board of directors of the Company to discuss material interests of the Company or any of its Subsidiaries that would pose actual conflicts of interest between the board of directors of the Company, any committee thereof or the Company, on the one hand, and the Non-Voting Observer or the Credit Provider, on the other hand; provided further, to the extent the Company determines that such disclosure or attendance would so result in loss of privilege or pose a conflict of interest, the Company shall use commercially reasonable efforts to provide such disclosure or attendance in a manner that would not so result in loss of privilege or pose a conflict of interest. The Non-Voting Observer shall be subject to the confidentiality obligations set forth in Section 7.10.

(j)
Account Control Agreements. (i) Not later than the ~~30~~th15th day after the ~~date  hereof~~First Amendment Effective Date, enter into a “springing” Account Control Agreement in respect of each deposit account and securities account of each such Obligor (other than an Excluded Account), such that each such deposit account and securities account is under the sole dominion and “control” (as such term is defined in Section 8 106, 9 104 or 9 106 of the Uniform Commercial Code, as applicable) of the Credit Provider (or, while the High Trail Senior Note is outstanding, under the dominion and “control” of an agent or collateral agent acting for the holders of the High Trail Senior Note, provided that the Credit Provider shall have, and such agent or collateral agent shall have agreed to provide the Credit Provider with, “control” over such deposit account or securities account pursuant to the Subordination Agreement); and (ii) within 2 days of acquiring or establishing any deposit account or securities account after the ~~date  hereof~~First Amendment Effective Date (other than an Excluded Account), enter into such an Account Control Agreement in respect thereof.

(k)
GEM Draws. In connection with each cash payment of interest, administrative agency fees and Letter of Credit charges payable under any Designated Facility, no later than 5 Business Days prior to the due date of such payment, draw under the GEM Equity Purchase Facility in cash an amount equal to the amount of such payment (or, if less, the maximum amount then available to be drawn thereunder in accordance with applicable law).

(l)
Missouri Good Standing. Not later than five (5) Business Days after the date hereof, the Company shall deliver to the Credit Provider customary evidence that MULTI-AERO, Inc., a Missouri corporation, is in good standing with the Missouri Secretary of State.

Section 5.2 Negative Covenants of the Company. The Company covenants and agrees that, until the latest to occur of the full payment and performance of all Obligations hereunder (other than contingent indemnity obligations), the expiry or termination of all Letters of Credit, and the payment of all amounts payable hereunder, unless otherwise consented to in writing (which may be in email form) by the Credit Provider, it will not, and will cause each other Obligor not to:

(e)
Liens, Etc. Create, incur, assume or permit any liens, mortgages, security interests, pledges, charges, or encumbrances of any kind on any of its property or assets owned on the date hereof or thereafter acquired, or any interest therein or the proceeds thereof, in each case other than Permitted Liens.

(f)
Debt. Create, incur, assume, guarantee, acquire, or, contingently or otherwise, enter into or become responsible for payment of any Debt or other obligations incurred or entered into in excess of $10,000 other than (1) the Designated Facilities as in effect on the First Amendment Effective Date and the Debt and other obligations set forth on Schedule 5.2(b)1 hereto, (2) Aircraft Related Financings incurred in the ordinary course of business, and (3) other Debt and other obligations in an aggregate principal amount not to exceed $100,000 at any time.

(g)
Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except for any transaction in which (i) the Company, if a party thereto, is the surviving or continuing entity or the transferee of the assets, as applicable, and (ii) if any Obligor is party thereto, then each surviving or continuing entity or transferee of assets, as applicable, is an Obligor.

1 ~~NTD: Orrick/Company to list factoring facility and other relevant debt.~~

(h)
Change in Nature of Business. Make any material change in the nature of its business as carried on the date hereof.

(i)
Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

(j)
Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except: (1) payments made to an Obligor, (2) payments made by a Subsidiary of the Company that is not an Obligor to another Subsidiary that is wholly-owned by the Company, (3) payments made solely in common stock of the Company, (4) the retirement of warrants in connection with the exercise thereof and (5) payment of nominal cash in lieu of fractional shares.

(k)
Restricted Junior Debt Prepayments. (1) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, directly or indirectly, whether or not in cash, any Debt that is (i) subordinated to the Obligations hereunder, (ii) secured by a Lien that is subordinated to the Lien securing the Obligations hereunder, or (iii) unsecured and in an amount in excess of $500,000, in each case other than Debt among the Obligors (all such Debt, collectively, “Junior Debt”), except (x) in the case of Junior Debt described in clauses (i) and (ii) of the definition thereof, in accordance with the subordination or intercreditor provisions relating thereto, (y) in the case of Junior Debt described in clause (iii) of the definition thereof, in an aggregate amount not exceeding $200,000 in any fiscal year of the Company, or (z) with the prior written consent of Credit Provider in its sole discretion.

(2) Amend, modify or change any term or condition of any documentation governing any Junior Debt in a manner that would (i) permit a payment not otherwise permitted by Section 5.2(g)(1), (ii) contravene any subordination or intercreditor provisions then in effect or (iii) otherwise be materially adverse to the interests of Credit Provider.

(l)
Dispositions. Directly or indirectly, sell, issue, assign, lease, license, convey, transfer, abandon, or otherwise dispose of (each, a “Disposition”) any of its assets to any other Person (other than to an Obligor), except Dispositions in an aggregate amount not to exceed $100,000 in any calendar quarter.

(m)
Investments. Make or hold any Investments, except: (1) Investments in an Obligor and (2) other Investments in an aggregate amount not to exceed $100,000 in any calendar quarter.

(n)
Budget Deviation. Make, directly or indirectly, expenditures in any week that, in the aggregate for any line item set forth in any 8-Week Cash Flow Forecast delivered pursuant to Section 5.1(i) that covers such week, exceed (i) by more than 10% the amount set forth for such line item for such week in such 8-Week Cash Flow Forecast, without prior consultation with Credit Provider, or (ii) by more than 20% the amount set forth for such line item for such week in such 8-Week Cash Flow Forecast, without Credit Provider’s prior written consent.

(o)
Incentive Plan. (i) Make, directly or indirectly, any payment (in cash or otherwise) under the Surf Air Mobility Inc. Incentive Bonus Plan or any successor/replacement to such plan, or (ii) agree to, or (unless expressly agreed pursuant to a binding contractual arrangement prior to the date hereof) pay, directly or indirectly, any incentive compensation in excess of $250,000 in the aggregate for any individual during any calendar year, or (iii) agree to, or (unless expressly agreed pursuant to a binding contractual arrangement prior to the date hereof) pay, directly or indirectly, in any single payment or any series of related payments, any amount in excess of $500,000 without Credit Provider’s prior written consent.
(p)
Non-Petition. To the extent such restriction is permitted by applicable law, dissolve or liquidate, in whole or in part, or institute insolvency proceedings against itself, or file a petition seeking or consenting to reorganization or relief under any applicable law relating to bankruptcy or insolvency, except after no less than 10 days’ advance written notice to the Credit Provider.

ARTICLE VI

EVENTS OF DEFAULT; CASH DOMINION

Section 6.1 Events of Default(a) . (a) The following events which shall occur and be continuing shall be Events of Default hereunder:

(i)
Any amount drawn under any Letter of Credit shall not be reimbursed when required; or

(ii)
Any interest, fees or other amount (not described in clause (i) above) payable by the Company under this Agreement or any other Reimbursement Document shall not be paid within three Business Days after such interest, fees or other amounts described in this clause (ii) shall have become due; or

(iii)
The Company shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $50,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(iv)
The Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property (collectively, an “Insolvency Proceeding”) and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(v)
Any representation or warranty or written statement or written statement in connection with a request for a consent or financial reporting made by the Company (or any of its officers) in this Agreement or any other Reimbursement Document or any representation or warranty in any schedule, certificate or other document delivered pursuant to or in connection with this Agreement or the other Reimbursement Documents shall prove to have been incorrect in any material respect when made; or
(vi)
The Company or any Obligor shall fail to perform or observe the covenants set forth herein or in any other Reimbursement Document, and, in the case of the covenants set forth in Section 5.1 (other than Section 5.1(c), (d) (in respect of corporate existence), (k), (l) or (p)), such failure has continued for five consecutive days (and, in the case of Section 5.1(i)(iii)(y), there has resulted an “Event of Default” under and as defined in the High Trail Senior Note); or

(vii)
A final judgment or order for the payment of money of at least $100,000 shall be rendered against the Company or any Obligor and such judgment or order shall continue unsatisfied and in effect for a period of 30 consecutive days (excluding therefrom any period during which enforcement of such judgment or order shall be stayed, whether by pendency of appeal, posting of adequate security or otherwise); or

(viii)
A Change of Control shall occur; or

(ix)
Any provision of any of the Reimbursement Documents after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Company or any Obligor, or the Company or any Obligor shall so state in writing; or

(x)
The Company or any Obligor becomes a Sanctioned Person.

(f)
If an Event of Default occurs and is continuing, (A) the Credit Provider may by notice to the Company declare all obligations hereunder (together with accrued interest thereon) to be, and they shall thereupon become, immediately due without presentment, demand or other notice, all of which are hereby waived by the Company and each Obligor (provided that, in the case of an Event of Default referred to in clause (iv) of subsection (a) above with respect to the Company or any Obligor, the same shall occur with respect to the obligations hereunder automatically without any notice or any other act by the Credit Provider or any other Person), (B) the Credit Provider may exercise any and all of its rights and remedies under the Security Agreement, (C) the Credit Provider may require that the Company cash collateralize the Reimbursement Obligations (in an amount equal to 110% of the aggregate face amount of all Letters of Credit then outstanding) pursuant to terms satisfactory to the Credit Provider in its sole discretion, and/or (D) the Credit Provider may exercise any other rights or remedies it may have under this Agreement and any other Reimbursement Documents and take such other action as may be permitted at law or in equity.

(g)
If a Cash Dominion Period has occurred and is continuing, (A) the Credit Provider may, pursuant to the Account Control Agreements, obtain exclusive control of all or some of the deposit accounts and securities accounts subject thereto, and exercise remedies in connection therewith, including without limitation applying all or a portion of the amounts deposited therein (i) to pay any obligations outstanding hereunder and/or (ii) to cash collateralize the Reimbursement Obligations (in an amount equal to 110% of the aggregate face amount of all Letters of Credit then outstanding) pursuant to terms satisfactory to the Credit Provider in its sole discretion, and (B) the Company shall promptly, at the written request of the Credit Provider (after consultation with the Company), draw under the GEM Equity Purchase Facility in cash the maximum amount then available to be drawn thereunder in accordance with applicable law (or such lesser amount as the Credit Provider may direct).

ARTICLE VII MISCELLANEOUS

Section 7.1 Amendments and Waivers. No failure or delay on the part of the Credit Provider in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No amendment or waiver of any provision of this Agreement or any other Reimbursement Document nor consent to any departure by the Company herefrom or therefrom (except as expressly provided for herein) shall in any event be effective unless the same shall be in writing and signed by the Credit Provider and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that notwithstanding anything herein to the contrary, any amendment to this Section 7.1, Section 7.9 or Section 7.12 hereof shall also require the written consent of the Holder of the High Trail Senior Note. No notice to or demand on the Company in any case shall, of itself, entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.2 Notices. Any communication, demand, or notice to be given hereunder will be duly given and deemed to have been received when actually delivered (or 72 hours after having been deposited in the mails with first class postage prepaid) to such party at the address specified below (or at such other address as such party shall specify to the other parties in writing) including delivery by any telecommunication device capable of transmitting or creating a written record or electronic mail.

(c)
If to the Company or any other Obligor,

(d)
If to the Credit Provider,

The Credit Provider may (but shall not be required to) accept and act upon oral, telephonic, faxed or other forms of notices or instructions hereunder that such Party believes in good faith to have been given by a person authorized to do so on behalf of the Company. The Credit Provider shall be fully protected and held harmless by the Company, and shall have no liability for, acting on any such notice or instruction that such Party believes in good faith to have been given by a person authorized to do so on behalf of the Company.

Section 7.3 Set-off. If an Event of Default shall have occurred and be continuing and the Credit Provider shall have declared the obligations due and payable hereunder, the Credit Provider is hereby authorized to set-off against any amounts standing to the credit of, or obligations owed to, the Company or any other Obligor by the Creditor Provider or any of its Affiliates.

Section 7.4 Successors and Assigns. This Agreement and each other Reimbursement Document shall inure to the benefit of, and shall be enforceable by, the Credit Provider and its respective successors and assigns. The Credit Provider may assign, or transfer by participation, any of its rights and/or obligations hereunder, in whole or in part, to any other office or affiliate of the Credit Provider or to any third party. If an assignment results in more than one person or entity having rights as Credit ~~Providerr~~Provider hereunder, then the Obligors and Credit Provider shall enter into appropriate modifications, as requested by Credit Provider in its reasonable discretion, to this Agreement to provide for multiple Credit Providers in respect of collective actions, voting, exercise of remedies and other applicable provisions. No Obligor may assign or otherwise transfer any of its rights or obligations under this Agreement or any other Reimbursement Document without the prior written consent of the Credit Provider in its sole discretion, and any purported assignment without such consent shall be void. The Credit Provider shall maintain, as a non-fiduciary agent of the Obligors, at one of its offices in the United States a register (the “Register”) for the recordation of the names and addresses of the Credit Provider, the principal amount and stated interest of the Obligations owing to, the Credit Provider pursuant to the terms hereof. Subject to receipt of any required tax forms reasonably required by the Company, the Credit Provider shall record the applicable transfers, assignments and assumptions in the Register. The entries in such Register shall be conclusive absent manifest error, and each Obligor and the Credit Provider shall treat the Credit Provider whose name is recorded therein pursuant to the terms hereof as the Credit Provider hereunder for all purposes of this Agreement, notwithstanding notice to the contrary, and no assignment shall be effective for any purpose under the Reimbursement Documents unless and until recorded in the Register. The Register shall be available for inspection by each Obligor and the Credit Provider, at any reasonable time upon reasonable prior written notice to the Credit Provider. The requirement for the Register set forth in this Section 7.4 shall be construed so that the Reimbursement Obligations and/or other interests hereunder are at all times maintained in “registered form” within the meaning of Treasury Regulation Sections 5f.103-1(c) and 1.871-14.

Section 7.5 Costs, Expenses and Taxes. The Company agrees to pay all reasonable and documented out of pocket costs and expenses of the Credit Provider, including reasonable fees and expenses of counsel, in connection with the preparation, negotiation, execution, delivery and administration, as applicable, of this Agreement, each other Reimbursement Document and each Letter of Credit or any amendments, modifications or waivers of the provisions hereof or thereof, the enforcement against any Obligor of this Agreement, the Security Agreement or any other Reimbursement Document and the protection of the rights of the Credit Provider hereunder and thereunder, including any bankruptcy, insolvency, enforcement proceedings or restructuring with respect to the Company. In addition, the Company shall pay any and all present or future stamp, court or documentary, intangible, recording, filing and other taxes and fees payable or determined to be payable in connection with any payment made under, the execution, delivery, performance, enforcement, registration, filing, or recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, this this Agreement, the Security Agreement or any other Reimbursement Document, and agrees to indemnify and save the Credit Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 7.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT

REGARD TO CONFLICT OF LAWS PRINCIPLES). Each of the Obligors and the Credit Provider hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement, any other Reimbursement Document or the Letter of Credit. Each of the Obligors and the Credit Provider hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, to the Company (or other applicable Obligor) or the Credit Provider at its address designated pursuant to Section 7.2.

Section 7.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures thereon were upon the same instrument. This Agreement shall become effective when it shall have been executed by the Credit Provider and when the Credit Provider shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.8 WAIVER OF JURY TRIAL. EACH OBLIGOR AND THE CREDIT PROVIDER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER REIMBURSEMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.9 Subordination. This Agreement is subject to the Subordination Agreement, and in case of any conflict between the terms hereof and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall control.

Section 7.10 Confidentiality. The Credit Provider agrees that Confidential Information shall be treated by the Credit Provider in a confidential manner, used only in compliance with applicable law, including United States federal or state securities laws, and shall not be disclosed by Credit Provider to Persons who are not parties to this Agreement, except: (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Reimbursement Document, or as may be required in connection with the examination, audit or similar investigation of or by the Credit Provider or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to Related Parties of the Credit Provider or any of its Affiliates, provided that such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (d) in connection with any litigation or dispute which relates to this Agreement or any other Reimbursement Document to which the Credit Provider is a party or is otherwise subject or in connection with the exercise or enforcement of any right or remedy under any Reimbursement Document by the Credit Provider, or the disclosure of the tax structure or tax treatment of the transactions contemplated hereby, (e) to any permitted assignee (or permitted prospective assignee) of the Credit Provider which agrees in writing to be bound by this Section 7.10, and

(f) to any lender or other funding source of the Credit Provider provided that such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential (each reference to the Credit Provider in the foregoing clauses shall be deemed to include (i) the actual and prospective assignees referred to in clause (e) above and the lenders and other funding sources referred to in clause (f) above, as applicable for purposes of this Section 7.10); provided further, that in no event shall the Credit Provider be obligated or required to return any materials furnished by or on behalf of the Company.

Section 7.11 Release. FOR AND IN CONSIDERATION OF PARK LANE INVESTMENTS LLC’S AGREEMENTS CONTAINED HEREIN, THE COMPANY AND EACH OTHER OBLIGOR, TOGETHER WITH THEIR SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PARK LANE INVESTMENTS LLC AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES (INCLUDING WITHOUT LIMITATION LIAM FAYED), MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE

DATE HEREOF THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM ANY PRIOR OR EXISTING TRANSACTIONS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE REIMBURSEMENT DOCUMENTS, OR THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE REIMBURSEMENT DOCUMENTS. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

Section 7.12 Senior Debt. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH OF THE COMPANY, EACH OTHER OBLIGOR AND THE CREDIT PROVIDER AGREE THAT NO OBLIGATIONS OR COVENANTS OF THE COMPANY AND THE OTHER OBLIGORS HEREUNDER SHALL BE APPLICABLE (OTHER THAN THE OBLIGATIONS UNDER SECTIONS 2.3(a), 5.1(d), (h), (i) AND (l), AND 5.2(a), (b), (f), (h), (j) AND (k) AND ARTICLES IV AND VII HEREOF), AND THE CREDIT PROVIDER SHALL NOT ENFORCE ANY OF ITS RIGHTS OR REMEDIES HEREUNDER (OTHER THAN THE RIGHTS AND REMEDIES UNDER SECTION 6.1(b)(A) HEREOF, IN EACH CASE,

(X) SO LONG AS AN EVENT OF DEFAULT EXISTS UNDER THE HIGH TRAIL SENIOR NOTE AND (Y) SUBJECT TO THE SUBORDINATION AGREEMENT), IN EACH CASE, UNTIL (I) THE REPAYMENT IN FULL OF ALL INDEBTEDNESS OWED BY THE COMPANY AND THE OTHER OBLIGORS PURSUANT TO THE TERMS OF THE HIGH TRAIL SENIOR NOTE OR (II) THE WRITTEN CONSENT OF THE HOLDER OF THE HIGH TRAIL SENIOR NOTE. EACH OF THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE HOLDER OF THE HIGH TRAIL SENIOR NOTE IS A THIRD-PARTY BENEFICIARY OF THIS SECTION 7.12 AND (x) THIS SECTION 7.12 SHALL NOT BE MODIFIED WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER OF THE HIGH TRAIL SENIOR NOTE AND (y) NO OTHER PROVISIONS OF THIS AGREEMENT MAY BE MODIFIED IN ANY MANNER THAT WOULD HAVE THE EFFECT OF MODIFYING THE TERMS OF THIS SECTION 7.12 WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER OF THE HIGH TRAIL SENIOR NOTE.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[SURF AIR MOBILITY INC.]

By:

Name:

Title:

Filing Office: Department of State of the State of Delaware

[SURF AIR GLOBAL LIMITED]

By:

Name:

Title:

Filing Office: District of Columbia Office of the Recorder of Deeds

[PARK LANE INVESTMENTS LLC~~]~~

By:

Name:

Title:

ANNEX II

Schedule 5.2(b)

[See attached.]

Schedule 5.2(b)

None.